EXHIBIT 99.1

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE

MEDIA CONTACTS:                                 INVESTOR RELATIONS:
Kathy Conrad                                    Sherwin Krug
Tectonic Network, Inc.                          Tectonic Network, Inc.
(303) 799-3638, ext. 4407                       (770) 802-6432
kathy.conrad@tectonicnetwork.com                sherwin.krug@tectonicnetwork.com


       TECTONIC NETWORK, INC. FILES VOLUNTARY CH 11 REORGANIZATION FILING


ATLANTA,  GEORGIA - OCTOBER 3, 2005 -- (OTCBB:  TNWK)  Tectonic  Network,  Inc.,
formerly Return On Investment Corporation, and its subsidiary Tectonic Solutions, Inc. (collectively, the "Company") announced today they have filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Northern District of Georgia in order to facilitate their financial and operational restructuring.

The Board of Directors for Tectonic Network, in a unanimous decision, directed the Company to take this action after determining a Chapter 11 reorganization is in the best long-term interest of the Company, its employees, customers, creditors, business partners and other stakeholders. The Company was unable to obtain sufficient capital that would have allowed it to execute its business plan without undue risk to the Company's creditors and business.

The Company expects to continue normal business operations today and throughout the reorganization process. Specifically, it expects to continue to:

      o     Service its customers;
      o     Provide employee wages and healthcare coverage without interruption;
            and
      o Pay suppliers for goods and services received during the reorganization process.

"The action we have taken is a necessary and responsible step to preserve the value of Tectonic Network for our creditors, customers, employees, business partners and other stakeholders as we address our financial challenges", said Tectonic Network CEO and President Arol Wolford.

To help support its business during the Chapter 11 proceedings, the Company has reached an agreement in principle for $1 million in debtor-in-possession (DIP) financing from Boston Equities Corporation ("Boston Equities"). The agreement in principle includes up to $500,000 of financing on an interim basis pending final approval of the full DIP financing at a later date. Among other things, the receipt of the DIP financing is contingent upon entering into a definitive DIP financing agreement with Boston Equities.

In addition, the Company has an agreement in principle to sell substantially all of the assets utilized in its construction software business to Boston Equities for $2 million. This agreement is subject to approval of the Court, which will conduct an "overbid" process to give other potential buyers an opportunity to submit superior bids.


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ABOUT TECTONIC NETWORK, INC.   WWW.TECTONICNETWORK.COM
Tectonic Network, Inc., (OTCBB:TNWK), provides end-to-end marketing and sales support solutions that connect buyers and sellers of building products and construction services. The products and services of Tectonic Network make it easier for designers, architects, contractors, and owners to find, select and buy commercial building products. The Company combines seasoned professionals from the design, construction, building products, and AEC information industry with the latest information, technology, and tools. With our significant combined user base, we are also able to deliver higher market awareness, and more efficient sales channels for our clients.

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements, which reflect the Company's current expectations regarding future events. To the extent any statements made in this release contain information that is not historical, these statements are essentially forward looking and are often identified by words such as "anticipate," "expect," "estimate," "intend," "project," "plan" and "believe." Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Factors that could cause actual results to differ materially from the results anticipated in such forward-looking statement include, but are not limited to: the Company's ability to enter in definitive agreements with Boston Equities for the DIP financing and for the sale of the assets utilized in its construction software business; the Company's ability to obtain court approval of the DIP financing from Boston Equities and the sale of its assets to Boston Equities; the Company's ability to obtain court approval with respect to motions in the bankruptcy proceeding prosecuted from time to time; the ability of the Company to obtain and maintain normal terms with its vendors and service providers; the Company's ability to attract and retain customers and employees; and the Company's ability to continue as a going concern. Readers should also carefully review the risk factors described in other documents Tectonic Network files from time to time with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-QSB specifically the section titled Divestiture of GO, Liquidity and Going Concern, its Annual Report on Form 10-KSB, and Current Reports on Form 8-K. The reader is cautioned not to rely on these forward-looking statements. The Company disclaims any obligation to update these forward looking statements.


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